Exhibit 99.1

SEPARATION AND SETTLEMENT AGREEMENT

WITH

MUTUAL GENERAL COMPLETE RELEASE OF ALL CLAIMS

This SEPARATION AND SETTLEMENT AGREEMENT WITH MUTUAL GENERAL COMPLETE RELEASE OF ALL CLAIMS (this “Agreement”) is made by and between NetIQ Corporation (the “Company”) and Mark P. Marron (“Employee”), with respect to the separation of Employee from his employment with the Company and his resignation from a position as an officer of the Company, and shall be effective upon the expiration of the Revocation Period referenced in Section 20 below (the “Effective Date”).

WHEREAS, Employee and the Company have entered into an Employment, Confidential Information Agreement and Invention Assignment Agreement, dated July 22, 2001, which agreement was superseded by an Employment, Confidential Information and Invention Assignment Agreement accepted by Employee on August 3, 2004 (“Employee Agreement”), and an Indemnification Agreement, dated July 22, 2001 (“Indemnification Agreement”);

WHEREAS, the Company and Employee desire to document the circumstances of the termination of Employee’s employment with the Company on the Separation Date (as defined herein), on the terms set forth herein; and

WHEREAS, Employee resigned his position as Senior Vice President, Worldwide Sales, together with any other officer, manager or director position held by Employee with any of the Company’s subsidiaries, and the Company, on behalf of itself and its subsidiaries, accepted such resignation, effective on the Resignation Date, on the terms set forth herein.

NOW, THEREFORE, for and in consideration of the terms and conditions contained in this Agreement, the mutuality and sufficiency of which are now and forever acknowledged, the parties do agree as follows, intending to be legally bound:

1. Resignations and Separation. Employee confirms his resignation of his position as Senior Vice President, Worldwide Sales, together with any other officer, manager or director position held by Employee with any of the Company’s subsidiaries, effective as of May 3, 2005 (the “Resignation Date”), and the Company on behalf of itself and its subsidiaries confirms its acceptance of such resignation. Employee confirms his resignation of employment with the Company, effective as of June 30, 2005 (the “Separation Date”). Between the Resignation Date and the Separation Date, Employee continued to earn his base salary, payable in accordance with the Company’s regular payroll policies, continued to receive his recoverable draw, and was eligible to participate in all Company benefits. As well, Employee was eligible to earn Commissions, as provided in his FY 2005 Compensation Plan, and to earn bonuses not to exceed $109,375 (less applicable withholding) based on achievement of Revenue, Operating Profit and Bookings, should the targets set forth on Exhibit A be attained. Payment of final Commissions (not then paid or offset), together with any bonus amounts payable based on achievement of Revenue, Operating Profit and Bookings, will be made within three (3) business days after the Company’s earnings announcement for Q4 05, which presently is anticipated to be on August 3, 2005. The Company agrees that it will not defer payment of Commissions earned in Q4 05. However, Employee agrees that the Company may offset any recoverable draw not then recovered against any Commissions paid and, to the extent not recovered on the Separation Date, against the Separation Payment. Employee acknowledges that the Company reimbursed any properly approved reimbursable expenses submitted for reimbursement prior to the Separation Date. The Company shall have no obligation to reimburse any expenses submitted for reimbursement after the Separation Date

2. Post-Employment Benefits. The Company will pay Employee a single lump sum payment equal to six (6) months base salary ($125,000), less applicable withholding and subject to offset as provided in Section 1, as separation pay (the “Separation Payment”). The Separation Payment will be mailed no earlier than seven days and no later than ten days after the Effective Date. The Company will pay Employee’s costs for medical, dental and vision plan insurance continuation, as available under COBRA and if Employee enrolls in COBRA, through December 31, 2005, or until Employee commences other employment that makes similar health benefits available to Employee. On the Effective Date, the Company will transfer to Employee his laptop computer and docking station and his RIM Blackberry on an “AS IS, WHERE IS” basis. Employee will be responsible for properly licensing any software installed on his laptop. In addition, the Company will make a one-time payment to Employee in the amount of $4,000.00, less applicable withholding, to assist Employee in establishing his home office. This payment will be mailed no earlier than seven days and no later than ten days after the Effective Date. In connection with his separation, Employee acknowledges receipt of payment for all accrued vacation pay ($19,230, less applicable withholding), and a refund of any amounts then held by the Company in the Employee Stock Purchase Plan, each in accordance with the Company’s policies and applicable law. Employee acknowledges that his right to exercise any vested options to purchase the Company’s common stock will expire ninety (90) days after the Separation Date.

3. Employment Agreement.

a. The terms and conditions of the Employment Agreement will remain in full force and effect, in accordance with its terms, subject to the amendments made by this Section 3.

b. In partial consideration of the Separation Payment and other benefits provided to Employee hereunder, and to protect the legitimate business interests of the Company, Section 6 of the Employment Agreement shall be amended to provide that Employee agrees that, for a period of 12 months after the Separation Date, he will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

c. Section 5(a) of the Employment Agreement shall be deleted in its entirety.

4. Tax Treatment. The Company and its agents and assigns make no representations or warranties as to the treatment of the transactions and compensation contemplated hereunder by any taxing authorities.

5. Mutual Releases.

a. For and in partial consideration of the provision of the Separation Payment and the other terms of this Agreement, Employee, for himself and his heirs, successors, and assigns, does hereby completely release and forever discharge the Company and the Company’s medical, welfare, or benefit plans, and their respective present, future, and former corporate parents, subsidiaries and affiliates, their respective predecessors and successors in interest, their respective present, future, and former directors, officers, partners, plan administrators, shareholders, joint venturers, employees, agents, attorneys, and representatives, the assigns of any of the foregoing, and any other person, firm, or corporation for which any of the foregoing may be legally responsible or which may be legally responsible for any of them (collectively, “Employee Released Parties”), from all claims, rights, demands, actions, obligations, liabilities, and causes of action for any and every kind, which Employee may now have, has ever had, or may in the future have, whether known or unknown, arising from or in any way connected with: (a) Employee’s employment with the Company or any related entity; (b) benefits from any medical, welfare, or benefit plan of the Company; (c) Employee’s status as a shareholder or option holder of the Company (including claims resulting from options or shares of the Company held by Employee or granted to Employee); (d) the termination of Employee’s employment with the Company or any related entity of the Company and his resignation as an officer of the Company; (e) any rights of Employee under the Employee Agreement, or any other agreement with the Employee Released Parties; and (f) any other claims of Employee against the Employee Released Parties, in each case arising prior to the Separation Date (collectively, the “Employee Released Claims”). The Employee Released Claims include, but are not limited to, all claims for breach of contract, breach of oral or written agreements, negligence, negligent misrepresentation, harassment, wrongful discharge, intentional infliction of emotional distress, libel, slander, payment of wages, outrageous behavior, age, race, color, sex, gender, disability, national origin, and/or veteran status discrimination, violation of the Age Discrimination in Employment Act, violation of the Older Worker Benefit Protection Act, violation of the Fair Labor Standards Act, violation of the Family and Medical Leave Act, violation of ERISA, violation of COBRA, violation of 29 U.S.C. § 1001 and § 2506.503-1(b), worker’s compensation, and any compensatory damages, front pay, back pay, overtime pay, pain and suffering, loss of consortium, medical expenses, punitive damages, attorneys’ fees, expenses, and costs arising from or in any way connected with the foregoing. Notwithstanding the foregoing, Employee does not waive or release (a) any rights to seek indemnification with respect to liability incurred by Employee as an officer of the Company under the Indemnification Agreement, or (b) performance by the Company of any obligations under this Agreement, and any such claims shall not constitute Employee Released Claims.

b. For and in consideration of the terms of this Agreement, the Company, for itself and its respective present, future, and former corporate parents, subsidiaries and affiliates, their respective predecessors and successors in interest, their respective present, future, and former directors, officers, partners, plan administrators, shareholders, joint venturers, employees, agents, attorneys, and representatives, the assigns of any of the foregoing, and any other person, firm, or corporation for which any of the foregoing may be legally responsible or which may be legally responsible for any of them (collectively, “Company Releasing Parties”) does hereby completely release and forever discharge, the Employee and his heirs, successors, and assigns, from all claims, rights, demands, actions, obligations, liabilities, and causes of action for any and every kind, which the Company Releasing Parties may now have, has ever had, or may in the future have, whether known or unknown, arising from or in any way connected with: (a) Employee’s employment with the Company or any related entity; (b) benefits from any medical, welfare, or benefit plan of the Company; (c) Employee’s status as a shareholder or option holder of the Company (including claims resulting from options or shares of the Company held by Employee or granted to Employee); (d) the termination of Employee’s employment with the Company or any related entity of the Company and his resignation as an officer of the Company; and (e) any other claims of the Company Releasing Parties against the Employee, in each case arising prior to the Separation Date (collectively, the “Company Released Claims”). The Company Released Claims include, but are not limited to, all claims for breach of contract, breach of oral or written agreements, negligence, negligent misrepresentation, harassment, wrongful discharge, intentional infliction of emotional distress, libel, slander, outrageous behavior, and any compensatory damages, pain and suffering, loss of consortium, medical expenses, punitive damages, attorneys’ fees, expenses, and costs arising from or in any way connected with the foregoing. Notwithstanding the foregoing, the Company Releasing Parties do not waive or release (a) any rights to enforce the terms of the Employee Agreement, or (b) performance by Employee of any obligations under this Agreement, and any such claims shall not constitute Company Released Claims.

6. Covenant Not to Sue. Employee represents and covenants that he has not filed, and will never file at any time after the Effective Date, in any state or federal court any claim or cause of action of any kind whatsoever, based upon the Employee Released Claims. The Company represents and covenants that it has not filed, and will never file at any time after the Effective Date, in any state or federal court any claim or cause of action of any kind whatsoever, based upon the Company Released Claims.

7. Finality and Generality of Release. It is understood and agreed that this is a full, complete, and final release and waiver covering all known and unknown, anticipated and unanticipated injuries, debts, claims, or damages to Employee, which may have arisen or which may arise in connection with the Employee Released Claims. It is understood and agreed that this is a full, complete, and final release and waiver covering all known and unknown, anticipated and unanticipated injuries, debts, claims, or damages to Company, which may have arisen or which may arise in connection with the Company Released Claims.

In giving this release, which includes claims which may be unknown at present, each party represents, warrants and agrees that he or it has been fully advised by his or its attorney of the contents of Section 1542 of the Civil Code of the State of California, to the extent applicable. Each party expressly waives and relinquishes all rights and benefits under that section or any provision of New York law with similar effect. Section 1542 reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

It is understood and agreed that this Agreement is intended to be a full and complete release of Employee’s claims against the Company and Company’s claims against Employee from the beginning of time to the Effective Date in any place in this world. Notwithstanding the foregoing, this Agreement does not act as a waiver of either party’s rights with respect to claims that arise from events or facts occurring after the Effective Date or from the other party’s failure to perform its obligations under the terms of this Agreement.

8. Entitlement. Employee and Company agree that if either party is found by a court of last resort and competent jurisdiction to have breached any of the terms of this Agreement, the party found to have been the breaching party will not be entitled to any further payments and benefits hereunder.

9. Withholding. All payments and benefits hereunder will be subject to applicable withholding and taxes, which amounts will be deducted from the sums due to Employee hereunder.

10. Consultation with Counsel. Employee and Company acknowledge and represent that they have had an opportunity to review this Agreement, an opportunity to consult with an attorney, and that they understand the Agreement’s contents and legal effects.

11. No Admission. It is understood and agreed that this is a compromise and settlement of potential doubtful and disputed claim or claims, and that the furnishing of the consideration for this Agreement must not be deemed or construed to be an admission of liability or responsibility at any time for any purpose.

12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

13. Arbitration. If Employee or Company disagrees with respect to whether any of the terms or conditions of this Agreement have been breached, or if either Employee or the Company has a controversy, claim, or dispute against the other arising out of or related to the terms and conditions of this Agreement or the breach of any term or condition of this Agreement, the disagreement shall be settled by binding arbitration in accordance with the Federal Arbitration Act. The party demanding arbitration will give written notice to the other party of the claim, controversy, monetary demand, and requested relief at the time of its written notice to the other party of its intention to invoke arbitration. The party receiving notice of intention to invoke arbitration will respond in writing to the claim or controversy within thirty (30) days and assert its counterclaims, if any. Upon receipt of the notice of arbitration, Employee and the Company shall work together to agree upon an arbitrator. If within forty-five (45) days of notice of arbitration, Employee and the Company are unable to reach an agreement as to an arbitrator, then the Judicial Arbitration & Mediation Services (“JAMS”) shall have the sole authority to appoint an arbitrator. However, the arbitrator shall be an attorney licensed in New York who is experienced or is knowledgeable in employment law. Employee and the Company agree that arbitration will take place in New York City, New York, unless agreed otherwise at the time of the arbitration by all parties. The arbitrator so selected shall then diligently conduct the arbitration proceeding in accordance with the Federal Arbitration Act. The decision of the arbitrator shall be final and conclusive upon the parties, and a judgment upon the award may be entered in any court having jurisdiction. The Company and Employee expressly acknowledges that the other party has the right to undertake reasonable, but limited, discovery procedures in connection with the arbitration proceeding in the manner provided by the Federal Rules of Civil Procedure, and that each party has the right to be represented by legal counsel throughout the arbitration proceeding. The arbitrator shall decide all issues regarding discovery procedures and requests. The arbitrator may consider any matter relevant to the subject of the dispute. In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the Federal Rules of Civil Procedure, the Federal Arbitration Act, and the substantive law of the State of New York. The arbitrator shall have the authority to award any remedy or relief that a United States federal court could grant. Unless otherwise ordered by the arbitrator pursuant to the powers granted herein, the non-prevailing party shall pay all costs, expenses, fees, and reasonable attorneys’ fees incurred by the prevailing party.

14. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, its other provisions shall remain fully valid and enforceable.

15. Notices. Any notice, demand, or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by recognized overnight courier (e.g., Federal Express, DHL) to a party at its address specified below:

If to the Company:	NetIQ Corporation
Attention: Vice President, Worldwide Human Relations
3553 North First Street
San Jose, CA 95134

If to Employee:	Mark P. Marron
3 Sweet Gum Ct.
Dix, Hills, NY 11746

16. Interpretation. Each party has had the opportunity to review and participate in the preparation of this Agreement, which shall not in its interpretation be construed against either party.

17. Counterparts. This Agreement may be executed in duplicate original counterparts, which executed original counterparts together shall be construed as one document.

18. Entire Agreement. This Agreement incorporates the entire understanding between the parties and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof, other than provisions of the Employee Agreement and Indemnification Agreement, to the extent the Employee Agreement and Indemnification Agreement do not conflict with the terms of this Agreement, which continue to survive as set forth herein. (In the event of any inconsistency between either of the Employee Agreement and the Indemnification Agreement, the terms and conditions of this Agreement shall prevail.) In reaching this Agreement, no party has relied upon any representation or promise, except those expressly contained in this Agreement. This Agreement sets forth the entire agreement between the parties hereto and cannot be changed, modified, or amended without a written agreement signed by Employee and the Company. This Agreement shall only be effective when executed by both parties.

19. Authority and Competency. Each of Employee and Company hereby warrant and represent that he/it is competent to enter into this Agreement and bind himself/itself to the terms hereof and is not operating under any legal disability. The officer signing on behalf of the Company hereby warrants and represents that said officer is duly authorized by all appropriate corporate action to enter into this Agreement on behalf of the Company and to bind the Company to the terms hereof.

20. Signing Period. In accordance with the Older Worker’s Benefit Protection Act, as amended, Employee has up to 21 days following July 19, 2005 to accept the terms of this Agreement, although Employee may accept it at any time within those 21 days. In addition, Employee may revoke this Agreement within seven (7) days after he executes it (the “Revocation Period”) by delivering a written notice of revocation by recognized overnight courier to the Vice President, Worldwide Human Relations of NetIQ at the following address: NetIQ Corporation, 3553 North First Street, San Jose, CA 95134.

NETIQ CORPORATION	MARK P. MARRON

By:	By:
Charles M. Boesenberg	Mark P. Marron
Chairman and Chief Executive Officer

Date:	Date: